Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

ENZON PHARMACEUTICALS, INC.

(A Delaware corporation)

ARTICLE I

DEFINITION

          As used in these By-laws as amended, unless the context otherwise requires, the term:

          Section 1.1 “Assistant Secretary” means an Assistant Secretary of the Corporation.

          Section 1.2 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

          Section 1.3 “Board” means the Board of Directors of the Corporation.

          Section 1.4 “By-laws” means the initial by-laws of the Corporation, as amended from time to time.

          Section 1.5 “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

          Section 1.6 “Corporation” means Enzon Pharmaceuticals, Inc.

          Section 1.7 “Directors” means directors of the Corporation.

          Section 1.8 “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

          Section 1.9 “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation law to the contrary notwithstanding.

          Section 1.10 “President” means the President of the Corporation.

          Section 1.11 “Secretary” means the Secretary of the Corporation.

          Section 1.12 “Stockholders” means stockholders of the Corporation.

          Section 1.13 “Treasurer” means the Treasurer of the Corporation.

          Section 1.14 “Vice President” means a Vice President of the Corporation.

ARTICLE II

STOCKHOLDERS

          Section 2.1 Place of Meetings.

          Every meeting of the Stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice hereof.

          Section 2.2 Annual Meeting.

          A meeting of Stockholders shall be held annually for the election of directors or the transaction of other business at such hour and on such business day as may be determined by the Board and designated in the notice of meeting.

          Section 2.3 Deferred Meeting for Election of Directors, Etc.

          If the annual meeting of Stockholders for the election of directors and the transaction of other business is not held on the date fixed in Section 2.2, the Board shall call a meeting of Stockholders for the election of directors and the transaction of other business as soon thereafter as convenient.

          Section 2.4 Other Special Meetings.

          A special meeting of Stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the President or by the Secretary. At any special meeting of Stockholders only such business may be transacted which is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.7 of the By-laws.

          Section 2.5 Fixing Record Date.

          For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Stockholders. Such date shall not be more than sixty nor less then ten days before the date of such meeting, nor more than sixty days prior to any other action.

                    Section 2.5.1 If no such record date is fixed, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                    Section 2.5.2 Without limiting the foregoing, in order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the Resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of Stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

                    Section 2.5.3 The record date for determining Stockholders for any purpose other than that specified in Sections 2.5.1 and 2.5.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

          Section 2.6 Notice of Meeting of Stockholders.

          Except as otherwise provided in Sections 2.5 and 2.7 of the By-laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, and directed to the Stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

          Section 2.7 Waivers of Notice.

          Whenever notice is required to be given to any Stockholder under any provision of the General Corporation Law or of the Certificate of Incorporation or the By-laws, a written waiver thereof, signed by the Stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice.

          Section 2.8 List of Stockholders.

          The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

          Section 2.9 Quorum of Stockholders; Adjournment.

          The holders of one-third of the shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

          Section 2.10 Voting; Proxies.

          Unless otherwise provided in the Certificate of Incorporation every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his name on the record of Stockholders determined in accordance with Section 2.5 of the By-laws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of Stockholders as owners thereof for all purposes. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

          Section 2.11 Selection and Duties of Inspectors at Meetings of Stockholders.

          The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any Stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting or any Stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

          Section 2.12 Organization.

          At every meeting of Stockholders, the President, or in the absence of the President a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

          Section 2.13 Order of Business.

          The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

          Section 2.14 Written Consent of Stockholders Without a Meeting.

          Any action which could be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock entitled to vote thereon (as determined in accordance with subsection 2.5.2 hereof) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of Stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the holders of outstanding stock entitled to vote thereon (as determined in accordance with subsection 2.5.2 hereof) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, are delivered to the Corporation, in the manner required by this Section, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 2.14. The validity of any consent executed by a proxy for a Stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the Stockholder shall be determined by or at the direction of the secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the Stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the Stockholders.

          Section 2.15 Notifications of Nominations and Proposed Business.

          No business may be transacted at an annual meeting of Stockholders (an “Annual Meeting”), other than business that is either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any Stockholder (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of Stockholders entitled to notice of and to vote at such Annual Meeting, and (ii) who complies with the notice procedures set forth in this Section 2.15.

          Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election as Directors may be made at any Annual Meeting, or at any special meeting of Stockholders (a “Special Meeting”) called for the purpose of electing Directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any Stockholder (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of Stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting, and (ii) who complies with the notice procedures set forth in this Section 2.15.

          In addition to any other applicable requirements, for (a) business to be properly brought before an Annual Meeting by a Stockholder or (b) a nomination to be made at any Annual Meeting or Special Meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary.

          To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of nominations of persons for election as Directors at a Special Meeting called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

          With respect to matters proposed to be brought before an Annual Meeting, to be in proper written form, a Stockholder’s notice to the Secretary must set forth as to each matter (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such Stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (v) a representation that such Stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

          With respect to each person proposed to be nominated for election as a Director, to be in proper written form, a Stockholder’s notice to the Secretary must set forth (a) as to each person, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the Stockholder giving the notice, (i) the name and record address of such Stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) all other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

          No business shall be conducted at any Annual Meeting except business brought before such Annual Meeting in accordance with the procedures set forth in this Section 2.15; provided, however, that, once business has been properly brought before such Annual Meeting in accordance with such procedures, nothing in this Section 2.15 shall be deemed to preclude discussion by any Stockholder of any such business. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 2.15. If (i) the chairman of any Annual Meeting determines that business was not properly brought before the Annual Meeting or (ii) the chairman of any Annual Meeting or Special Meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting or that the nomination was defective, as applicable, and such business shall not be transacted and such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

          Section 3.1 General Powers.

          Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation or by law, to be exercised and performed by the Stockholders.

          Section 3.2 Number.

          The Board shall consist of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board and such exact number shall be four until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. As used in this Article 3, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.

          Section 3.3 No Classification of the Board.

          The Board shall not be classified.

          Section 3.4 Election.

          Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall be governed by the terms of the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) applicable thereto.

          Section 3.5 Term.

          From and after the 2010 Annual Meeting of Stockholders, directors shall be elected at each annual meeting of Stockholders for a one-year term expiring at the next annual meeting of Stockholders and until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal; provided that no decrease in the number of directors shall affect the term of any director then in office.

          Section 3.6 Vacancies.

          Unless otherwise required by law or the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock), vacancies on the Board,

however caused, and newly created directorships shall be filled solely by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office until the next annual meeting of Stockholders and until such director’s successor is elected and qualified.

          Section 3.7 Resignations.

          Any director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.8 Removal of Directors.

          Except as otherwise provided by law, any or all of the directors may be removed only for cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

          Section 3.9 Compensation.

          Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing in this Section 3.9 shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefore.

          Section 3.10 Place and Time of Meetings of the Board.

          Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

          Section 3.11 Annual Meetings.

          On the day when and at the place where the annual meeting of Stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting without notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.13 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

          Section 3.12 Regular Meetings.

          Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

          Section 3.13 Special Meetings.

          Special meetings of the Board shall be held whenever called by the President or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed,. be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph cable or wireless, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. Such mailing shall be by first class mail.

          Section 3.14 Adjourned Meetings.

          A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

          Section 3.15 Waiver of Notice.

          Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

          Section 3.16 Organization.

          At each meeting of the Board, the President of the Corporation, or in the absence of the president, a chairman chosen by the majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

          Section 3.17 Quorum of Directors.

          One-third of the directors then in office shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

          Section 3.18 Action by the Board.

          All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.18 shall constitute presence in person at such meeting. Except as otherwise provided by the Certificate of Incorporation or by law, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

ARTICLE IV

COMMITTEES OF THE BOARD

          The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting on agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

ARTICLE V

OFFICERS

          Section 5.1 Officers.

          The Board shall elect a President, a Secretary and a Treasurer, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. The Board may designate one or more Vice Presidents as Executive Vice President and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 5.2 of the By-laws. Any two or more offices may be held by the same person. The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board may from time to time determine.

          Section 5.2 Removal of Officers.

          Any officers elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

          Section 5.3 Resignations.

          Any officer may resign at any time in writing by notifying the Board or the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

          Section 5.4 Vacancies.

          A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

          Section 5.5 Compensation.

          Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

          Section 5.6 President.

          The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. The President shall, if present, preside at all meetings of the Stockholders and at all meetings of the Board. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties incident to the Office of President and such other duties as from time to time may be assigned to him by the Board.

          Section 5.7 Vice Presidents.

          At the request of the President, or in his absence, at the request of the Board, the vice Presidents shall (in such order as may be designated by the Board or in the absence of any such designation in order of seniority based on age) perform all of the duties of the President and so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the President.

          Section 5.8 Secretary.

          The Secretary, if present, shall act as secretary of all meetings of the Stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the President.

          Section 5.9 Treasurer.

          The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the

Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the President; and he may sign with the President or a Vice President certificates for shares of capital stock of the Corporation.

          Section 5.10 Assistant Secretaries and Assistant Treasurers.

          Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President. Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          Section 6.1 Execution of Contracts.

          The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

          Section 6.2 Loans.

          The President or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

          Section 6.3 Checks, Drafts, Etc.

          All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

          Section 6.4 Deposits.

          The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee, or agent of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE VII

STOCK AND DIVIDENDS

          Section 7.1 Shares of Stock.

          The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.

          Section 7.2 Transfer of Shares of Stock.

          Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

          Section 7.3 Transfer and Registry Agents.

          The Corporation may from time to time maintain one or more transfer offices or agent and registry offices or agents at such place of places as may be determined from time to time by the Board.

          Section 7.4 Lost, Destroyed, Stolen and Mutilated Certificates.

          The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sum and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

          Section 7.5 Regulations.

          The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

          Section 7.6 Restriction on Transfer of Stock.

          A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

          Section 7.7 Dividends, Surplus, Etc.

          Subject to the provisions of the Certificate of Incorporation and of law, the Board:

                    Section 7.7.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

                    Section 7.7.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefore, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

                    Section 7.7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

ARTICLE VIII

INDEMNIFICATION

          Section 8.1 Indemnification of Officers and Directors.

          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions of the General corporation Law and other applicable law, if any, are in effect and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          Section 8.2 Indemnification of Other Persons.

          The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation

Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

          Section 8.3 Insurance.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 8.1 and 8.2 of the By-laws or under Section 145 of the General Corporation Law or any other provision of Law.

ARTICLE IX

BOOKS AND RECORDS

          Section 9.1 Books and Records.

          The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation in Delaware, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

          Section 9.2 Form of Records.

          Any records maintained by the Corporation in the regular course of its business including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 9.3 Inspection of Books and Records.

          Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts, books, minutes and other records of the Corporation, shall be open to the inspection of any Stockholder or director.

ARTICLE X

SEAL

          The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the corporation, the year of its incorporation and the word “Delaware.”

ARTICLE XI

FISCAL YEAR

          The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

ARTICLE XII

VOTING OF SHARES HELD

          Unless otherwise provided by resolution of the Board, the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a Stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE XIII

AMENDMENTS

          The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of the shares entitled to vote in the election of directors, provided that Articles 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 may only be amended by the affirmative vote of the holders of not less than two-thirds of the outstanding voting shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that such two-thirds vote shall not be required for, any amendment, alteration, change, repeal or adoption of any inconsistent provision declared advisable by the Board by the affirmative vote of two-thirds of the Board and submitted to Stockholders for their consideration, but only if a majority of the members of the Board acting upon such matter shall be Continuing Directors. The term “Continuing Director” shall mean a director who was a member of the Board as of October 1, 1986. With the exception of Articles 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8, the By-laws may also be altered, amended, supplemented, repealed, or new By-laws may be adopted, by the Board. Any By-laws adopted, altered, amended, or supplemented by the Board may be altered, amended, or supplemented or repealed by the Stockholders entitled to vote thereon in accordance with the provisions hereof.